Exhibit 99.1

La Rosa Holdings Corp. Signs Contract to Acquire Development Site for Up to 10,000 Sq. Ft. Tier III AI Data Center in Central Florida’s Fastest-Growing Region

Celebration, FL – February 5, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech enterprise, today announced that it has entered into a contract to purchase a strategically located parcel of land located in Osceola County, one of the fastest-growing areas of Central Florida. This acquisition, once consummated, will represent a major milestone in the Company’s expansion strategy and support the development of a state-of-the-art Tier III AI data center designed to meet rising demand for high-performance computing and data processing infrastructure.

The planned facility will encompass up to 10,000 square feet and is expected to support an estimated IT load of ~1,500 kW, making it well-suited for enterprise, cloud, and AI-driven workloads. The proposed data center is intentionally sized to strike a balance between scale and flexibility—large enough to attract hyperscale-adjacent and enterprise tenants, while remaining agile enough to serve edge and regional market demands.

Designed to Tier III standards, the facility is intended to deliver high availability, redundancy, and operational reliability. As presently contemplated, the facility may support a wide range of industries, including healthcare, financial services, and technology, enabling secure, efficient, and scalable data management solutions in a rapidly evolving digital landscape.

The selected site is located within a high-growth corridor of Central Florida, offering proximity to major transportation routes, robust utility infrastructure, and access to a skilled workforce. With the region’s accelerating economic development and increasing technology adoption, the project positions La Rosa Holdings Corp. at the forefront of regional data center growth.

Sustainability is a core component of the project. The data center will be designed to incorporate energy-efficient systems and environmentally responsible design practices aimed at optimizing power usage and reducing environmental impact.

Joe La Rosa, CEO of La Rosa, commented, “This project represents an important step in executing our data center growth strategy. We believe our strong balance sheet provides us with the flexibility to support the initial capital requirements of this development, while we continue to evaluate additional growth opportunities. While Central Florida is a key market for us today, we are pursuing expansion into other high-demand regions and expect to develop additional data centers outside of Florida, including markets such as Texas, where demand for AI and high-density computing infrastructure continues to accelerate.”

The acquisition is expected to close on June 15, 2026 subject to the satisfaction of customary closing conditions.

There can be no assurances that the acquisition will be consummated.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 24 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the parties’ ability to satisfy closing conditions of the acquisition, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com